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                                                                 Exhibit 21

                             SUBSIDIARIES OF CAMCO

                                        State of
Name                                 Incorporation                  Ownership
----                                 -------------                  ---------
Cambridge Savings Bank                   Ohio                          100%

Marietta Savings Bank                    Ohio                          100%

First Federal Savings Bank of
  Washington Court House             United States                     100%

First Federal Bank for               United States                     100%
  Savings

East Ohio Land Title Agency              Ohio                          100%


                       SUBSIDIARIES OF CAMBRIDGE SAVINGS

Camco Mortgage Corporation               Ohio                           50%


                        SUBSIDIARIES OF MARIETTA SAVINGS

Camco Mortgage Corporation               Ohio                           50%

WestMar Mortgage Company                 Ohio                          100%


                         SUBSIDIARIES OF FIRST SAVINGS

First S&L Corporation                  Kentucky                        100%